PARTICIPATION AGREEMENT

Among

Rydex Variable Trust,

Guggenheim Distributors, LLC

And

The Guardian Insurance & Annuity Company, Inc.

THIS AGREEMENT , made and entered into as of this 13th day of June, 2013 by and among The Guardian Insurance & Annuity Company, Inc.(hereinafter the “Company”), a Delaware corporation , on its own behalf and on behalf of each Account (defined below), RYDEX VARIABLE TRUST, a Delaware statutory trust and GUGGENHEIM DISTRIBUTORS, LLC (hereinafter the “Unde rwriter”), a Kansas limited liability company.

WHEREAS, the Underwriter is registered as a broker/dealer under the Securities Exchange Act of 193 4, as amended (hereinafter the “1934 Act”), is a member in good standing of the Financial Industry Regulatory Authority (“FINRA”’) and serves as the principal underwriter for Rydex Variable Trust, a registered investment company (the “Fund”); and

WHEREAS , the Fund engages in business as open-end investment management companies and are available to act as (i) investment vehicles for separate accounts established by insurance companies for individual and group life insurance policies and individual and group annuity contracts with variable accumulation and/or pay-out provisions (hereinafter referred to individually and/or collectively as “Variable Insurance Products”) and (ii) investment vehicles for certain qualified pension and retirement plans (hereinafter “Qualified Plans”) ; and

WHEREAS, insurance companies desiring to utilize Series of the Fund identified in Schedule A a..<; investment vehicles under their Variable Insurance Products enter into participation agreements with the Fund and the Underwriter (the “Participating Insurance Companies “ ); and

WHEREAS, beneficial interests in the Fund are divided into several series of interests or shares, each representing the interest in a particular managed portfolio of securities and other assets, any one or more of which may be made available under this Agreement (each such series is hereinafter referred to as a “Series “), as identified in Schedule A; and

WHEREAS, each Fund has obtained an order from the Securities and Exchange Commission , dated February 25, 1999 (File No. 812-11344), granting Participating Insurance Companies and Variable Insurance Product separate accounts exemptions from the provisions of Sections 9(a), 13(a), 15(a), and 15(b) of the Investment Company Act of 1940, as amended (hereinafter the “1940 Act”), and Rules 6e-2(b)(l 5) and 6e-3(T)(b)(l 5) thereunder, to the extent necessary to permit shares of the Fund to be sold to and held by Variable Insurance Product separate accounts of both affiliated and unaffiliated life insurance companies and Qualified Plans (hereinafter each a “Mixed and Shared Funding Exemptive Order”); and

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WHEREAS, the Fund is registered as an open-end management investment company under the 1940 Act and its shares are registered under the Securities Act of 1933, as amended (hereinafter the “1933 Act”); and

WHEREAS, the Variable Insurance Products issued or that will be issued by the Company (“Contracts”) have been or will be registered by the Company under the 1933 Act, unless such Contracts are exempt from registration thereunder; and

WHEREAS, the Company has established each account as a duly organized, validly existing segregated asset account, by resolution or under authority of the Board of Directors of the Company to set aside and invest assets attributable to the aforementioned Contracts (each an “Account”), and the Company has registered or will register each Account as a unit investment trust under the 1940 Act; and

WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Company intends to purchase shares in the Series on behalf of each Account to fund the aforementioned Contracts, and the Underwriter is authorized to sell such shares to the Account at net asset value;

NOW, THEREFORE, in consideration of their mutual promises, the Company, the Fund, and the Underwriter each agree as follows:

ARTICLE I, Purchase of Fund Shares

1.1. The Fund agreed to make available for purchase by the Company shares of the Fund and shall execute orders placed for each Account on a daily basis at the net asset value next computed after receipt by the Fund or its designee of such order. For purposes of this Section, the Company shall be the designee of the Fund for receipt of such orders from each Account and receipt by such designee shall constitute receipt by the Fund; provided that the Company uses its best efforts to deliver the order to the Fund by 9:00 a.m. Eastern time on the next following Business Day, and provided further that the final order is received by the Fund not later than 9:30 a.m. on such Business Day. “Business Day” shall mean any day on which the New York Stock Exchange is open for trading and on which the Fund calculates the net asset value of each Series pursuant to the rules of the Securities and Exchange Commission.

1.2. The Fund, so long as this Agreement is in effect, %‘fee to make its Series’ shares available indefinitely for purchase at the applicable net asset value per share by the Company and its Accounts on those days on which the Series calculate their net asset values pursuant to rules of the Securities and Exchange Commission and the Fund shall use best efforts to calculate such net asset value on each day which the New York Stock Exchange is open for trading. Notwithstanding the foregoing, the Board of Trustees of Rydex Variable Trust (hereinafter the

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“Board”) may refuse to permit the Fund to sell shares of the Series to any person, or suspend or terminate the offering of shares of any Series if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the Board acting in good faith and in light of its fiduciary duties under federal and any applicable state laws, necessary in the best interests of the shareholders of such Series.

1.3. The Fund agrees that shares of the Series will be sold only to Participating Insurance Companies and their separate accounts and to certain Qualified Plans all in accordance with the requirement of Section 8 l 7(h)( l) of the Internal Revenue Code of 1986, as amended (“Code”) and Treasury regulation l .817-5(t). No shares of any Series will be sold to the general public.

1.4. The Fund will not make shares of the Series available for purchase by any insurance company or separate account unless an agreement containing provisions substantially the same as in Section 1.3 of Article I, Section 2.4 of Article II, Section 3.5 of Article III, Article VI and Article VII of this Agreement is in effect to govern such sales.

1.5. The Fund agrees to redeem for cash, on the Company’s request, any full or fractional shares of a Series held by the Company, executing such requests on a daily basis at the net asset value next computed after receipt by a Fund or its designee of the request for redemption . Subject to and in accordance with applicable laws, and subject to written consent of the Company, the Fund may redeem shares for assets other than cash. For purposes of this Section 1.5, the Company shaJl be the designee of the Fund for receipt of requests for redemption from each Account and receipt by such designee shall constitute receipt by the Funds; provided that the Company uses its best efforts to deliver the order to the Fund by 9:00 a.m. Eastern time on the next following Business Day, and provided further that the final order is received by the Fund not later than 9:30 a.m. on such Business Day. Payment by the Fund of redemption proceeds shall be made to the Company in federal funds transmitted by wire by 3:00 p.m. Eastern time on the Business Day that the Fund receives actual notice of an order to redeem, provided however , that the Fund reserves the right to postpone the date of payment in accordance with the 1940 Act.

1.6. The Company agrees that purchases and redemptions of Fund shares offered by the then current prospectuses of the Series shall be made in accordance with the provisions of such prospectuses, provided however, that the provisions of the then current Series ‘ prospectuses will not be deemed to a1ter any provision of Section 1.1 or 1.5.

1.7. The Company shall pay for Series’ shares on the Business Day that the Fund receives actual notice of a purchase order. Payment shall be in federal funds transmitted by wire by 3 p.m. Eastern. For purposes of Section 2.8 and 2.9, upon receipt by the Fund of the federal funds so wired, such funds shall cease to be the responsibility of the Company and shall become the responsibility of the Fund.

1.8. Issuance and transfer of the Series’ shares will be by book entry only. Stock certificate s will not be issued to the Company or any Account. Shares ordered from the Series will be recorded in an appropriate title for each Account or the appropriate subaccount of each Account.

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1.9. The Fund shall furnish same day notice (by electronic means, wire or telephone, followed by written confirmation) to the Company, by 7:00 p.m. Eastern time, of any income, dividends or capital gain distributions payable on Series’ shares. The Company hereby elects to receive all such income dividends and capital gain distributions as are payable on the Fund shares in additional shares of that Fund. The Company reserves the right to revoke this election and to receive all such income dividends and capital gain distributions in cash. The Fund shall notify the Company of the number of shares so issued as payment of such dividends and distributions.

1.10. The Fund shall make the net asset value per share for each Series available to the Company on a daily basis as soon as reasonably practical after the net asset value per share is calculated and shall use its best efforts to make such net asset value per share available by 7:00 p.m. Eastern time. If the Fund provides the Company with materially incorrect share net asset value information, the Company on behalf of the Account, shall be entitled to an adjustment to the number of shares purchased or redeemed to reflect the correct share net asset value. Any material error in the calculation of the net asset value per share, dividend or capital gain information shall be reported promptly upon discovery to the Company. In the event that any such material error is the result of the gross negligence of the Fund, or its designated agent for calculating the net asset value , any administrative or other costs or losses incurred for correcting underlying Contract owner accounts shall be at Underwriter’s expense For purposes of this Agreement, a material error in the calculation of net asset value per share shall be corrected in accordance with the procedures for correcting net asset value errors adopted by the Fund’s Board of Trustees and in effect at the time of the error. The Fund represents and warrants that its procedures for correcting net asset value errors, including determinations of materiality, currently comply, and will continue to comply, with the 1940 Act and generally industry-wide accepted SEC staff interpretations concerning pricing errors in effect at the time of an error.

1.11. Except as noted on Schedule A, it is agreed that Company, on behalf of an Account, has access under this Agreement to all Series and all share classes thereof (including Series and share classes created in the future) and that it shall not be necessary to list the Accounts, the Contracts, the Series or the share classes on Schedule A. It is further agreed that a segregated asset account of the Company shall become an “Account” hereunder as of the date such segregated asset account first invests in a Fund. A series of the Fund shall become a “Series” hereunder as of the date an Account first invests in such Series. Notwithstanding the fact that Accounts, Contracts and Series need not be listed on Schedule A, the parties may, in their discretion and for convenience and ease of reference only, include one or more Accounts, Contracts and Series on Schedule A from time to time.

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ARTICLE II. Representations and Warranties

2.1. The Company represents and warrants that the Contracts are or will be registered under the 1933 Act; that the Contracts will be issued and sold in compliance in all material respects with all applicable federal and state laws and that the sale of the Contracts shall comply in all material respects with state insurance suitability requirements. The Company further represents and warrants that it is an insurance company duly organized and in good standing under applicable law and that it has legally and validly established each Account prior to any issuance or sale thereof as a segregated asset account under Delaware state insurance laws and has registered or, prior to any issuance or sale of the Contracts, will register each Account as a unit investment trust in accordance with the provisions of the 1940 Act to serve as a segregated investment account for the Contracts or, alternatively, it has not so registered the Account in proper reliance upon an exclusion from such registration.

2.2. The Fund represents and warrants that Series’ shares sold pursuant to this Agreement shall be registered under the 1933 Act, duly authorized for issuance and sold in compliance with applicable federal and state securities laws and that the Fund is and shall remain registered under the 1940 Act. The Fund shall amend the registration statement for Series’ shares under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of shares. The Fund shall register and qualify the shares of Series for sale in accordance with the Jaws of the various states, to the extent required by applicable state law.

2.3. The Fund represents and warrants that each Series is currently qualified as a Regulated Investment Company under Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”), and that they will maintain such qualification (under Subchapter M or any successor or similar provision) and that the Fund will notify the Company immediately upon having a reasonable basis for believing that they have ceased to so qualify or that they might not so qualify in the future. The Fund represents and warrants that it has complied and will continue to comply with Section 8 J 7(h) of the Code and Treasury Regulation 1.817-5 (or any successor or similar provisions) relating to the diversification requirements for variable annuity, endowment, or life insurance contracts and that the Fund will notify the Company immediately upon having a reasonable basis for believing that they have ceased to so comply or that they might not so comply in the future.

2.4. The Company represents and warrants that the Contracts are currently treated as life insurance policies or annuity contracts, under applicable provisions of the Code and that it will maintain such treatment and that it will notify the Fund immediately upon having a reasonable basis for believing that the Contracts have ceased to be so treated or that they might not be so treated in the future.

2.5. The Fund represents that to the extent that they decide to finance distribution expenses pursuant to Rule 126-1 under the 1940 Act, it will have the Board approve any plan under Rule I 2b- l to finance distribution expenses to the extent such approval is required by the 1940 Act.

2.6. The Fund represents that it is lawfully organized and validly existing under the laws of the state in which each is organized and that they do and will comply in all material respects with the 1940 Act.

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2.7. The Underwriter represents and warrants that it is registered with the SEC under the 1934 Act as a broker/dealer and is a member in good standing of FINRA, and that it shall remain duly registered in all material respects to the extent required under all applicable federal and state securities laws and that it will perform its obligations for the Fund in compliance in all material respects with the laws of its state of domicile and any applicable state and federal securities laws, including the 1933 Act, the 1934 Act and the 1940 Act.

2.8. The Fund represents and warrants that its directors, officers, employees dealing with the money and/or securities of the Fund is and shall continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Fund in an amount not less than the minimum coverage as required by Rule l 7g-( I) under the 1940 Act or related provisions as may be promulgated from time to time. The aforesaid blanket fidelity bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company.

2.9. The Company represents and warrants that all of its directors, officers, employees dealing with the money and/or securities of the Fund is and shall continue to be covered by a blanket fidelity bond or similar coverage for the benefit of the Company and the separate accounts in an amount similar to that required by Rule l 7g-1 under the 1940 Act or related provisions as may be promulgated from time to time The aforesaid blanket fidelity bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company.

2.10. Each party represents and warrants that the execution and delivery of this Agreement and the consummation of the transactions contemplated herein have been duly authorized by all necessary corporate, partnership or trust action, as applicable, by such party, and, when so executed and delivered, this Agreement will be the valid and binding obligation of such party enforceable in accordance with its terms.

2.11 The Fund represents and warrants that its investment adviser: (i) is and shall remain duly registered as an investment adviser under the Investment Advisers Act of 1940, as amended; and (ii) is and shall remain duly registered as a commodity pool operator as required by Rule 4.5 under the Commodity Exchange Act of 1936, as amended, or is not so registered in proper reliance on an exemption therefrom.

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ARTICLE III. Prospectuses, Reports to Shareholders and Proxy Statements; Voting

3.1. The Fund shall provide the Company with as many printed copies of the current prospectus, current Statement of Additional Information (“SAI”), supplements, proxy statements , and annual or semi-annual reports of each series as the Company may reasonably request, with expenses to be borne in accordance with Schedule C hereof. If requested by the Company in lieu thereof, the Fund shall provide such documents (including a print-ready PDF, or an electronic copy of the documents in a format suitable for printing and posting on the Company’s website, all as the Company may reasonably request) and such other assistance as is reasonably necessary in order for the Company to have prospectuses, SAIs , supplements and annual or semi-annual reports for the Contracts and the Series printed together in a single document or posted on the Company’s web-site or printed individually by the Company if it so chooses.

3.2 If the Fund determines to distribute Fund summary prospectuses to Contract owners pursuant to Rule 498 of the 1933 Act, as set forth in Schedule D of this Agreement, then each party to the Agreement represents and warrants that it complies with the requirements of Rule 498 and applicable SEC guidance regarding the Rule in connection therewith , and that it maintains policies and procedures reasonably designed to ensure that it can meet its obligations in connection with Fund summary prospectuses. The parties agree to comply with the terms included in the attached Schedule D as of the effective date of this Agreement.

3.3. The Fund’s statement of additional information shall be obtainable from the Fund, the Company or such other person as the Fund may designate, as agreed upon by the parties.

3.4. If and to the extent required by law the Company shall:

(i)	solicit voting instructions from Contract owners;

(ii)	vote the Series ‘ shares in accordance with instructions received from Contract owners; and

(iii)	vote Series’ shares for which no instructions have been received in the same proportion as Series ‘ shares of such Fund for which instructions have been received,

so long as and to the extent that the Securities and Exchange Commission continues to interpret the 1940 Act to require pass-through voting privileges for variable contract owners. The Company reserves the right to vote Series’ shares held in any Account in its own right, to the extent permitted by law. The Fund and the Company shall follow the procedures, and shall have the corresponding responsibilities, for the handling of proxy and voting instruction solicitations , as set forth in Schedule B attached hereto and incorporated herein by reference. Participating Insurance Companies shall be responsible for ensuring that each of their separate accounts participating in a Fund calculates voting privileges in a manner consistent with the standards set forth on Schedule B, which standards will also be provided to the other Participating Insurance Companies.

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3.5. The Fund will comply with all provisions of the 1940 Act requiring voting by shareholders, and in particular the Fund will either provide for annual meetings or comply with Section 16(c) of the 1940 Act (although the Fund is not one of the trusts described in Section 16(c) of that Act) as well as with Sections 16(a) and, if and when applicable , 16(b). Further, the Fund will act in accordance with the Securities and Exchange Commission’s interpretation of the requirements of Section 16(a) with respect to periodic elections of directors and with whatever rules the Commission may promulgate with respect thereto.

3.6. The Fund shall use reasonable efforts to provide Fund prospectuses, reports to shareholders, proxy materials and other Fund communications (or camera-ready equivalents) to the Company sufficiently in advance of the Company’s mailing date s to enable the Company to complete, at reasonable cost, the printing , assembling and distribution of the communications in accordance with applicable laws and regulations.

ARTICLE IV. Sales Material and Information

4.1. The Company shall furnish, or shall cause to be furnished, to the Underwriter , each piece of sales literature or other promotional material in which the Fund or the Underwriter are named , at least 10 Business Days prior to its use. No such material shall be used if the Fund or its designee reasonably objects to such use within IO Business Days after receipt of such material.

4.2. The Company shall not give any information or make any representations or statements on behalf of the Fund or concerning the Fund in connection with the sale of the Contracts other than the information or representations contained in the registration statements or prospectuses for the Fund, as such registration statements and prospectuses may be amended or supplemented from time to time, or in reports or proxy statements for the Funds , or in sales literature or other promotional material approved by the Fund or its designee , except with the permission of the Fund.

4.3. The Fund or itsr designee shall furnish, or shall cause to be furnished, to the Company or its designee, each piece of sales literature or other promotional material in which the Company or its separate account(s) or Contracts are named at least IO Business Days prior to its use. No such material shall be used if the Company or its designee reasonably objects to such use within IO Business Days after receipt of such material.

4.4. The Fund and the Underwriter shall not give any information or make any representations on behalf of the Company or concerning the Company, each Account, or the Contracts, other than the information or representations contained in a registration statement or prospectus for the Contracts, as such registration statement and prospectus may be amended or supplemented from time to time, or in published reports for each Account which are in the public domain or approved by the Company for distribution to Contract owners, or in sales literature or other promotional material approved by the Company or its designee, except with the permission of the Company.

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4.5. Upon request, the Fund will provide to the Company at least one complete copy of all registration statements, prospectuses, statements of additional information, reports, proxy statements, sales literature and other promotional materials, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to the Fund or Series’ shares, contemporaneously with the filing of such document with the Securities and Exchange Commission or other regulatory authorities.

4.6. Upon request, the Company will provide to the Fund at least one complete copy of all registration statements, prospectuses, statements of additional information, reports, solicitations for voting instructions, sales literature and other promotional materials, applications for exemptions, requests for no action letters, and all amendments to any of the above, that relate to the investment in the Fund under the Contracts, contemporaneously with the filing of such document with the Securities and Exchange Commission or other regulatory authorities.

4.7. For purposes of this Article IV, the phrase “sales literature or other promotional material” includes, but is not limited to, any of the following that refer to the Fund or any affiliate of the Fund: advertisements (such as material published, or designed for use in, a newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, or other public media), sales literature (i.e., any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, reprints or excerpts of any other advertisement, sales literature, or published article), or other communications distributed or made generally available to some or all agents or employees, and registration statements, prospectuses, statements of additional information, shareholder reports, and proxy materials.

ARTICLE V. Fees and Expenses

5.1. The Fund shall pay no fee or other compensation to the Company under this Agreement, except that if the Fund adopts and implements or has adopted and implemented a plan pursuant to Rule I 2b- l (or any successor rule adopted under the 1940 Act) to finance distribution expenses or a shareholder servicing plan to finance investor services, then payments may be made to the Company or its affiliate, or to the underwriter for the Contracts, or to other service providers if and in amounts agreed upon by the parties.

5.2. All expenses incident to performance by the parties under this Agreement shall be paid in accordance with Schedule C.

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ARTICLE VI. Diversification

6.1. The Fund will at all times invest money from the Contracts in such a manner as to ensure that the Contracts will be treated as annuity, endowment or life insurance contracts, whichever is applicable, under the Code and the regulations issued thereunder. Without limiting the scope of the foregoing, the Fund has complied and will at all times continue to comply with Section 817(h) of the Code and Treasury Regulation 1.817-5, relating to the diversification requirements for variable annuity, endowment, or life insurance contracts and any amendments or other modifications or successor provisions to such Section or Regulations. In the event of a breach of this Article VI by the Fund, the Fund will take all reasonable steps (a) to notify Company of such breach as promptly as possible and (b) to adequately diversify the Fund so as to achieve compliance within the grace period afforded by Regulation 1.817-5.

ARTICLE VH. Potential Conflicts

7.1. The Board of Trustees of Rydex Variable Trust will monitor the Fund for the existence of any material irreconcilable conflict between the interests of the contract owners of all separate accounts investing in the Fund. An irreconcilable material conflict may arise for a variety of reasons, including: (a) an action by any state insurance regulatory authority; (b) a change in applicable federal or state insurance, tax, or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretative letter, or any similar action by insurance, tax, or securities regulatory authorities; (c) an administrative or judicial decision in any relevant proceeding; (d) the manner in which the investments of any Series are being managed; (e) a difference in voting instructions given by Variable Insurance Product owners; or (f) a decision by a Participating Insurance Company to disregard the voting instructions of contract owners. The Board shall promptly inform the Company if it determines that an irreconcilable material conflict exists and the implications thereof.

7.2. The Company will report any potential or existing conflicts of which it is aware to the Board. The Company will assist the Board in carrying out its responsibilities under the Mixed and Shared Funding Exemptive Order, by providing the Board with all information reasonably necessary for the Board to consider any issues raised. This includes , but is not limited to, an obligation by the Company to inform the Board whenever contract owner voting instructions are disregarded. Such responsibilities shall be carried out by the Company with a view only to the interests of its Contract owners.

7.3. If it is detem1ined by a majority of the Board, or a majority of its disinterested member s, that a material irreconcilable conflict exists, the Company and other Participating Insurance Companies shall, at their expense and to the extent reasonably practicable (as determined by a majority of the disinterested directors), take whatever steps are necessary to remedy or eliminate the irreconcilable material conflict , up to and including: (1) withdrawing the assets allocable to some or all of the separate accounts from the Fund and reinvesting such assets in a different investment medium, including (but not limited to) another Series of the Fund, or submitting the question whether such segregation should be implemented to a vote of all affected

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contract owners and, as appropriate, segregating the assets of any appropriate group (i.e., annuity contract owners, life insurance policy owners, or variable contract owners of one or more Participating Insurance Companies) that votes in favor of such segregation, or offering to the affected contract owners the option of making such a change; and (2) establishing a new registered management investment company or managed separate account. Such responsibilities shall be carried out by the Company with a view only to the interests of its Contract owners.

7.4. If a material irreconcilable conflict arises because of a decision by the Company to disregard Contract owner voting instructions and that decision represents a minority position or would preclude a majority vote, the Company may be required, at the Fund’s election, to withdraw the affected Account’s investment in the Series and terminate this Agreement with respect to such Account (at the Company’s expense); provided, however that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable coni1ict as determined by a majority of the disinterested members of the Board. Any such withdrawal and termination must take place within six (6) months after the Fund gives written notice that this provision is being implemented, and until the end of that six-month period the Distributor shall continue to accept and implement orders by the Company for the purchase (and redemption) of Series’ shares, subject to the terms of the Fund’s then-current prospectus.

7.5. If a material irreconcilable conflict arises because a particular state insurance regulator’s decision applicable to the Company conflicts with the position of the majority of other state regulators, then the Company will withdraw the affected Account’s investment in the Series and terminate this Agreement with respect to such Account within six months after the Board informs the Company in writing that it has detem1ined that such decision has created an irreconcilable material conflict; provided, however, that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the disinterested members of the Board. Until the end of the foregoing six month period, the Underwriter and Fund shall continue to accept and implement orders by the Company for the purchase (and redemption) of shares of the Series.

7.6. For purposes of Sections 7.3 through 7.6 of this Agreement, a majority of the disinterested members of the Board shall determine whether any proposed action adequately remedies any irreconcilable material conflict, but in no event will the Fund be required to establish a new funding medium for the Contracts. The Company shall not be required by Section 7.3 to establish a new funding medium for the Contracts if an offer to do so has been declined by vote of a majority of Contract owners materially adversely affected by the irreconcilable material conflict. In the event that the Board determines that any proposed action does not adequately remedy any irreconcilable material conflict, then the Company will withdraw the Account’s investment in a Series (subject to any applicable regulatory approval) and terminate this Agreement within six (6) months after the Board informs the Company in writing of the foregoing determination; provided, however, that such withdrawal and termination shall be limited to the extent required by any such material irreconcilable conflict as determined by a majority of the disinterested members of the Board.

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7.7. If and to the extent the Mixed and Shared Funding Exemptive Order or any amendment thereto contains terms and conditions different from Sections 3.4, 3.5, 7.1, 7.2, 7.3, 7.4 and 7.5 of this Agreement, then the Fund and/or the Participating Insurance Companies, as appropriate, shall take such steps as may be necessary to comply with the Mixed and Shared Funding Exemptive Order, and Sections 3.4, 3.5, 7.1, 7.2, 7.3, 7.4 and 7.5 of this Agreement shall continue in effect only to the extent that terms and conditions substantially identical to such Sections are contained in the Mixed and Shared Funding Exemptive Order or any amendment thereto. If and to the extent that Rule 6e-2 and Rule 6e-3(T) are amended, or Rule 6e-3 is adopted, to provide exemptive relief from any provision of the 1940 Act or the rules promulgated thereunder with respect to mixed or shared funding (as defined in the Mixed and Shared Funding Exemptive Order) on terms and conditions materially different from those contained in the Mixed and Shared Funding Exemptive Order, then (a) the Fund and/or the Participating Insurance Companies, as appropriate, shall take such steps as may be necessary to comply with Rules 6e-2 and 6e-3(T), as amended, and Rule 6e-3, as adopted, to the extent such rules are applicable; and (b) Sections 3.4, 3.5, 7.1, 7.2, 7.3, 7.4, and 7.5 of this Agreement shall continue in effect only to the extent that terms and conditions substantially identical to such Sections are contained in such Rule(s) as so amended or adopted.

ARTICLE VIII. Indemnification

8.1. Indemnification By The Company

(a) The Company agrees to indemnify and hold harmless the Fund and each member of the Board and each officer and employee of the Fund, the Underwriter and each director, officer and employee of the Underwriter, and each person, if any, who controls the Fund, or the Underwriter within the meaning of Section 15 of the 1933 Act (collectively, an “Indemnified Parties” and individually, “Indemnified Party,” for purposes of this Section 8.1) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Company) or litigation (including legal and other expenses), to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities, or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of Series’ shares or the Contracts and:

(i) arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in the registration statement or prospectus or statement of additional information for the Contracts or contained in the Contracts or sales literature for the Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply a to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Company by or on behalf of the Fund for use in the registration statement or prospectus or statement of additional information for the Contracts or in the Contracts or sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Series’ shares; or

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(ii) arise out of or as a result of statements or representations (other than statements or representations contained in the registration statement, prospectus, statement of additional information or sales literature of the Fund not supplied by the Company, or persons under its control and other than statements or representations authorized by the Fund or the Underwriter) or unlawful conduct of the Company or persons under its control, with respect to the sale or distribution of the Contracts or Series’ shares; or

(iii) arise out of or result from any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, statement of additional information or sales literature of the Fund or any amendment thereof or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such a statement or omission was made in reliance upon and in conformity with information furnished to the Fund by or on behalf of the Company; or

(iv) arise as a result of any material failure by the Company to provide the services and furnish the materials under the terms of this Agreement; or

(v) arise out of or result from any material breach of any representation or warranty made by the Company in this Agreement or arise out of or result from any other material breach of this Agreement by the Company:

as limited by and in accordance with the provisions of Sections 8.1(b) and 8.1(c) hereof.

(b). The Company shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation incurred or assessed against an Indemnified Party as such may arise from the willful misfeasance, bad faith, or gross negligence on the part of any of the Indemnified Parties in the performance of such Indemnified Party’s duties or by reason of such Indemnified Party’s reckless disregard of obligations or duties under this Agreement.

(c). The Company shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Company in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Company of any such claim shall not relieve the Company from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Company shall be entitled to participate, at

PH02N137951	-13-

its own expense, in the defense of such action. The Company also shall be entitled to assume the defense thereof with counsel reasonably satisfactory to the party named in the action. After notice from the Company to such party of the Company’s election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Company will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

(d). The Indemnified Parties will promptly notify the Company of the commencement of any litigation or proceedings against them in connection with the issuance or sale of the Series’ shares or the Contracts or the operation of the Fund.

8.2. Indemnification by the Underwriter

(a). The Underwriter agrees to indemnify and hold harmless the Company and each of its directors, officers and employees and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (collectively, an “Indemnified Parties” and individually, “Indemnified Party,” for purposes of this Section 8.2) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Underwriter) or litigation (including legal and other expenses) to which the Indemnified Parties may become subject under any statute, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of shares of the Fund or the Contracts and:

(i)

arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement, prospectus, statement of additional information or sales literature of the Fund (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Fund by or on behalf of the Company for use in the registration statement, prospectus, statement of additional information for the Fund or in sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Series’ shares; or

(ii)

arise out of or as a result of statements or representations (other than statements or representations contained in the registration statement, prospectus, statement of additional information or sales literature for the Contracts not supplied by the Fund or persons

PH02N13795,1	-14-

under its control and other than statements or representations authorized by the Company) or unlawful conduct of the Fund, Underwriter(s) or Underwriter or persons under their control, with respect to the sale or distribution of the Contracts or Series’ shares; or

(iii)

arise out of or as a result of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, statement of additional information or sales literature covering the Contracts, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon information furnished to the Company by or on behalf of the Trust; or

(iv)	arise as a result of any material failure by the Fund to provide the services and furnish the materials under the terms of this Agreement, or

(v)

arise out of or result from any material breach of any representation and/or warranty made by the Fund or Underwriter in this Agreement or arise out of or result from any other material breach of this Agreement by the Underwriter;

as limited by and in accordance with the provisions of Sections 8.2(b) and 8.2(c) hereof.

(b). The Underwriter shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities, or litigation incurred or assessed against an Indemnified Party as such may arise from the willful misfeasance, bad faith, or gross negligence on the part of any of the Indemnified Parties in the performance of such Indemnified Party’s duties or by reason of such Indemnified Party’s reckless disregard of obligations and duties under this Agreement.

(c). The Underwriter shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Underwriter in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Underwriter of any such claim shall not relieve the Underwriter from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Underwriter will be entitled to participate, at its own expense, in the defense thereof. The Underwriter also shall be entitled to assume the defense thereof. with counsel reasonably satisfactory to the party named in the action.

PH02Al13795.1	-15-

After notice from the Underwriter to such party of the Underwriter’s election to assume the defense thereof: the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Underwriter will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

(d). The Company agrees promptly to notify the Underwriter of the commencement of any litigation or proceedings against it or any of its officers or directors in connection with the issuance or sale of the Contracts or the operation of each Account.

8.3. Indemnification by the Fund

(a). The Fund agrees to indemnify and hold harmless tl1e Company, and each of its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (hereinafter collectively, the “Indemnified Parties” and individually, “Indemnified Party,” for purposes of this Section 8.3) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Fund) or litigation (including legal and other expenses) to which the Indemnified Parties may become subject under any statute, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements result from the gross negligence, bad faith or willful misconduct of the Board, or any member thereof, and are related to the operations of the Fund and:

(i)	arise as a result of any material failure by the Fund to provide the services and furnish the materials under the terms of this Agreement; or

(ii)

arise out of or result from any material breach of any representation and/or warranty made by the Fund in this Agreement or arise out of or result from any other material breach of this Agreement by the Fund;

(b). The Fund shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation incurred or assessed against an Indemnified Party as may arise from such Indemnified Party’s willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party’s duties or by reason of such Indemnified Party’s reckless disregard of obligations and duties under this Agreement.

(c). The Fund shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Fund in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Fund of any such claim shall not relieve the Fund from any liability

PH02Al13795.1	-16-

which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Fund will be entitled to participate, at its own expense, in the defense thereof. The Fund also shall be entitled to assume the defense thereof, with counsel reasonably satisfactory to the party named in the action. After notice from the Fund to such party of the Fund’s election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Fund will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

(d). The Company agrees promptly to notify the Fund of the commencement of any litigation or proceedings against it or any of its respective officers or directors in connection with this Agreement, tl1e issuance or sale of the Contracts, with respect to the operation of any Account, or the sale or acquisition of shares of the Series.

ARTICLE IX. Applicable Law

9.1. This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the substantive laws of the State of New York.

9.2. This Agreement shall be subject to the provisions of the 1933, 1934 and 1940 Acts, and the rules and regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the Securities and Exchange Commission may grant (including, but not limited to, the Mixed and Shared Funding Exemptive Order) and the terms hereof shall be interpreted and construed in accordance therewith.

ARTICLE X. Termination

10.1. This Agreement shall continue in full force and effect until the first to occur of:

(a)	termination by any party for any reason by one hundred and eighty (180) days advance written notice delivered to the other parties; or

(b)

termination by the Company by written notice to the Fund and the Underwriter with respect to any Series based upon the Company’s determination that shares of such Series are not reasonably available to meet the requirements of the Contracts; or

(c)

termination by the Company by written notice to the Fund and the Underwriter with respect to any Series in the event any of the Series’ shares are not registered, issued or sold in accordance with applicable state and/or federal law or such law precludes the use of such shares as the underlying investment media of the Contracts issued or to be issued by the Company; or

PH02N137S5.1	-17-

(d)

termination by the Company by written notice to the Fund and the Underwriter in the event that any Series ceases to qualify as a Regulated Investment Company under Subchapter Mof the Code or under any successor or similar provision, or if the Company reasonably believes that any Series may fail to so qualify; or

(e)

termination by the Company by written notice to the Fund and the Underwriter in the event that any Series fails to meet the diversification requirements specified in Article VI hereof or if the Company reasonably believes that any Series may fail to meet such diversification requirements; or

(t)

termination by either of the Fund or the Underwriter by written notice to the Company if either of the Fund or Underwriter shall determine, in their sole judgment exercised in good faith, that the Company and/or its affiliated companies has suffered a material adverse change in its business, operations, financial condition or prospects since the date of this Agreement or is the subject of material adverse publicity, or

(g)

termination by the Company by written notice to the Fund and the Underwriter, if the Company shall determine, in its sole judgment exercised in good faith, that either the Fund or the Underwriter have suffered a material adverse change in their or its business, operations, financial condition or prospects since the date of this Agreement or is the subject of material adverse publicity.

10.2. Notwithstanding any termination of this Agreement, the Fund shall, at the option of the Company, continue to make available additional shares of the Series pursuant to the terms and conditions of this Agreement, for all Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as “Existing Contracts”). Specifically, without limitation, the owners of the Existing Contracts shall be permitted to direct reallocation of investments in the Series, redemption of investments in the Series and investment in the Series upon the making of additional purchase payments under the Existing Contracts. The parties agree that this Section 10.2 shall not apply to any termination under Article VII, sections 7.4, 7.5 or 7.6, and the effect of such a termination shall be governed by the applicable section of Article VII of this Agreement.

10.3. The Company shall not redeem Series’ shares attributable to the Contracts (as distinct from Series’ shares attributable to the Company’s assets held in the Account) except (i) as necessary to implement Contract Owner initiated or approved transactions, or (ii) as required by state and/or federal laws or regulations or judicial or other legal precedent of general application (hereinafter referred to as a “Legally Required Redemption”) or (iii) pursuant to the terms of a substitution order issued by the Securities and Exchange Commission pursuant to Section 26(b) of the 1940 Act. Upon request, the Company will promptly furnish to the Fund the opinion of counsel for the Company (which counsel shall be reasonably satisfactory to the Fund) to the effect that any redemption pursuant to clause (ii) above is a Legally Required Redemption. Furthermore, except in cases where permitted under the terms of the Contracts, the Company shall not prevent Contract owners from allocating payments to a Series that was otherwise available under the Contracts without first giving the Series 90 days prior written notice of its intention to do so.

PH02Al13795,1	-18-

10.4 Notwithstanding any termination of this Agreement, each party’s obligations under Article VIII shall survive.

ARTICLE XI. Notices

Any notice shall be sufficiently given when sent by registered or certified mail to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in \\Titing to the other party.

If to the Fund:

Rydex Variable Trust

One Security Benefit Place

Topeka, KS 66636-0001

Attn: Law Department

If to Underwriter:

Guggenheim Distributors, LLC

805 King Farm Blvd., Suite 600

Rockvi!le, MD 20850

Attn: Law Department

lfto the Company:

The Guardian Insurance & Annuity Company, Inc.

7 Hanover Square H-23G

New York, NY 10004

Attn: Equity Counsel

ARTICLE XII. Miscellaneous

12.1. All persons dealing with the a Fund or Series thereof must look solely to the property of the Fund or applicable Series thereof for the enforcement of any claims against the Fund as neither the Board, officers, agents or shareholders assume any personal liability for obligations entered into on behalf of the Fund and no Series of a Fund assumes liability for the obligation of any other Series of the Fund. For purposes of the foregoing, obligations of the Fund under this Agreement, including without limitation indemnification obligations of the Fund under Section 8.3 of this Agreement, arising out of acts or failures to act by or on behalf of one or more Series of the Fund shall be deemed to be obligations of such series only, enforceable only out of the assets of such series.

PH02AJ13795.1	-19-

12.2. Subject to the requirements of legal process and regulatory authority, each party hereto shall treat as confidential the names, addresses and any other non-public personal information provided to the other party on applications or other forms (such as Social Security or other tax identification number, age, financial status, assets, income, tax information, retirement and estate plan information, transaction history , account balance, payment history, bank account information, investment objectives , marital status, and family relationships)(collectively “Personal Information”) about the owners of the Contracts and all information reasonably identified as confidential in writing by any other party hereto and, except as permitted by this Agreement, shall not disclose, disseminate or utilize Personal Information and other identified confidential information until such time as it may come into the public domain without the express written consent of the affected party.

12.3. The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

12.4. This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

12.5. If any provision of this Agreement shall be held or made invalid by a court decision, statute , rule or otherwise, the remainder of the Agreement shall not be affected thereby.

12.6. Each party hereto shall cooperate with each other party and all appropriate governmental authorities (including without limitation the SEC, FTNRA and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby. Notwithstanding the generality of the foregoing, each party hereto further agrees to furnish the Delaware Insurance Commissioner with any information or reports in connection with services provided under this Agreement which such Commissioner may request in order to ascertain whether the insurance operations of the Company are being conducted in a manner consistent with the Delaware Insurance Regulations and any other applicable law or regulations.

12.7. The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations at law or in equity , which the parties hereto are entitled to under state and federal laws.

12.8. This Agreement or any of the rights and obligations hereunder may not be assigned by any party without the prior written consent of all parties hereto; provided, however, that the Underwriter may assign its rights under this Agreement (but not its obligations) to any affiliate of or company under common control with the Underwriter.

12.9 . This Agreement may be amended only by a writing signed by all parties.

PH02N13795.1	-20-

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and on its behalf by its duly authorized representative and its seal to be hereunder affixed hereto as of the date specified above.

THE GUARDIAN INSURANCE &
ANNUITY COMPANY, INC.	RYDEX VARIABLE TRUST

By: /s/ Douglas Dubitsky	By: /s/ Douglas C. Mangiini

GUGGENEHEIM DISTRIBUTORS, LLC

By: /s/ Douglas C. Mangiini

PH02N13795.1	-21-

SCHEDULE A

SEPARATE ACCOUNTS AND ASSOCIATED CONTRACTS

Shares of the Series shall be made available as investments for the following Separate Accounts:

Account(s)	Contract(s)
Separate Account R	Guardian Investor ProFreedom Variable AnnuitySM (B Share)
Guardian Investor ProStrategies Variable AnnuitySM (I Share)
Guardian Investor ProFreedom Variable AnnuitySM (C Share)

Additionally, “Accounts” and “Contracts” will include any new Accounts and Contracts created subsequent to the date hereof.

Fund and Series

Rydex Variable Trust

Multi-Hedge Strategies Fund

U.S. Long Short Momentum Fund

Additionally, “Series” will include any series created

subsequent to the date hereof

PH02N13795.1	-22-

SCHEDULE B

PROXY VOTING PROCEDURES

The following is a list of procedures and corresponding responsibilities for the handling of proxies and voting instructions relating to the Fund. The defined terms herein shall have the meanings assigned in the Participation Agreement except that the term “Company” shall also include the department or third party assigned by the Company to perform the steps delineated below.

The proxy proposals are given to the Company by the Fund as early as possible before the date set by the Fund for the shareholder meeting to enable the Company to consider and prepare for the solicitation of voting instructions from owners of the Contracts and to facilitate the establishment of tabulation procedures. At this time the Fund will inform the Company of the Record, Mailing and Meeting dates. This will be done verbally approximately two months before meeting.

2

Promptly after the Record Date, the Company will perform a “tape run”, or other activity, which will generate the names, addresses and number of units which are attributed to each contract owner/policyholder (the “Customer”) as of the Record Date. Allowance should be made for account adjustments made after this date that could affect the status of the Customers’ accounts as of the Record Date.

Note: The number of proxy statements is determined by the activities described in this Step #2. The Company will use its best efforts to call in the number of Customers to the Funds, as soon as possible, but no later than two weeks after the Record Date.

3

The Fund’s Annual Report must be sent to each Customer by the Company either before or together with the Customers’ receipt of voting instruction solicitation material. The Fund will provide the last Annual Report to the Company pursuant to the terms of Section 3.3 of the Agreement to which this Schedule relates.

4

The text and format for the Voting Instruction Cards (“Cards” or “Card”) is provided to the Company by the Fund. The Company, at its expense, shall produce and personalize the Voting Instruction Cards. The Fund or its affiliate must approve the Card before it is printed. Allow approximately 2-4 business days for printing information on the Cards. Information commonly found on the Cards includes:

a	name (legal name as found on account registration)

b	address

c	Fund or account number

d	coding to state number of units

e	individual Card number for use in tracking and verification of votes (already on Cards a printed by the Fund).

PH02N137!l5.1	-23-

(This and related steps may occur later in the chronological process due to possible uncertainties relating to the proposals.)

5

During this time, the Fund will develop, produce and pay for the Notice of Proxy and the Proxy Statement (one document). Printed and folded notices and statements will be sent to Company for insertion into envelopes (envelopes and return envelopes are provided and paid for by the Company). Contents of envelope sent to Customers by the Company will include:

a	Voting Instruction Card(s)

b	one proxy notice and statement (one document)

c	return envelope (postage pre-paid by Company) addressed to the Company or its tabulation agent

d

“urge buckslip”—optional, but recommended. (This is a small, single sheet of paper that requests Customers to vote as quickly as possible and that its vote is important. One copy will be supplied by the Fund.)

e	cover letter—optional, supplied by Company and reviewed and approved in advance by the Trust

6

The above contents should be received by the Company approximately 3-5 business days before mail date. Individual in charge at Company reviews and approves the contents of the mailing package to ensure correctness and completeness. Copy of this approval sent to the Trust.

7	Package mailed by the Company.

*

The Fund must allow at least a 15-day solicitation time to the Company as the shareowner. (A 5-week period is recommended.) Solicitation time is calculated as calendar days from (but not including,) the meeting, counting backwards.

8

Collection and tabulation of Cards begins. Tabulation usually takes place in another department or another vendor depending on process used. An often used procedure is to sort Cards on arrival by proposal into vote categories of all yes, no, or mixed replies, and to begin data entry.

Note: Postmarks are not generally needed. A need for postmark information would be due to an insurance company’s internal procedure and has not been required by the Funds in the past.

9	Signatures on Card checked against legal nan1e on account registration which was printed on the Card.

Note: For Example, if the account registration is under “John A. Smith, Trustee,” then that is the exact legal nan1e to be printed on the Card and is the signature needed on the Card.

10

IfCards are mutilated, or for any reason are illegible or are not signed properly, they are sent back to Customer with an explanatory letter and a new Card and return envelope. The mutilated or illegible Card is disregarded and considered to be not received for purposes of vote tabulation. Any Cards that have been “kicked out” (e.g. mutilated, illegible) of the procedure are “hand verified,” i.e., examined as to why they did not complete the system. Any questions on those Cards are usually remedied individually.

11

There are various control procedures used to ensure proper tabulation of votes and accuracy of that tabulation. The most prevalent is to sort the Cards as they first arrive into categories depending upon their vote; an estimate of how the vote is progressing may then be calculated. If the initial estimates and the actual vote do not coincide, then an internal audit of that vote should occur. This may entail a recount.

12

The actual tabulation of votes is done in units which are then converted to shares. (It is very important that the Fund receives the tabulations stated in terms of a percentage and the number of shares.) The Fund must review and approve tabulation format.

13

Final tabulation in shares is verbally given by the Company to the Fund on the morning of the meeting not later than 10:00 a.m. Eastern time. The Fund may request an earlier deadline if reasonable and if required to calculate the vote in time for the meeting.

14	A Certification of Mailing and Authorization to Vote Shares will be required from the Company as well as an original copy of the final vote.

15	the Fund will provide a standard fom1 for each Certification.

16

The Company will be required to box and archive the Cards received from the Customers. In the event that any vote is challenged or if otherwise necessary for legal, regulatory, or accounting purposes, the Fund will be permitted reasonable access to such Cards.

17	All approvals and “signing-off’ may be done orally, but must always be followed up in writing.

PH02N13795.1	-25-	10/96

SCHEDULE C

EXPENSES

The Fund and the Company will coordinate the functions and pay the costs of completing these functions based upon an allocation of costs in the table below. The term “Current” is defined as an existing Contract owner with value allocated to one or more Series. The term “Prospective” is defined as a potential new Contract owner.

Item	Function	Party Responsible for Expense
Fund Prospectus	Printing of prospectuses (including postage)	Current—Company Prospective—Company

Fund Prospectus Update & Distribution	If Required by Fund or Underwriter	Underwriter

	If Required by Company	Company

Fund SAi	Printing	Company

	Distribution (including postage) to Current Clients	Company

	Distribution (including postage) to Prospective Clients	Company

Proxy Material for Fund	All Filing and printing of proxy materials required by Law at reasonable costs and fees	Fund

	Distribution (including labor) of proxy required by Law	Company

Fund Annual & Semi-Annual Report	Printing of reports (including postage)	Current—Company Prospective—Company

Other communication to Current and Prospective clients	If Required by Law, the Fund or Distributor	Current—Fund Prospective—Company

	ff Required by Company	Company

	Distribution (including labor and printing) if required by Company	Company

Operations of the Fund	All operations and related expenses, including the cost of registration and qualification of shares, taxes	Fund

Pf-!OVV137951	-26-	10196

Item	Function	Party Responsible for Expense
on the issuance or transfer of shares, cost of management of the business affairs of a Fund, and expenses paid or assumed by a Fund pursuant to any Rule 12b-l plan

Operations of the Accounts	Federal registration of units of separate account (24f-2 fees)	Company

PH02All3795.1	-27-	10196

Schedule D

Fund Summary Prospectus Schedule entered into by and among Rydex Variable Trust (the “Fund”), Guggenheim Distributors, LLC (the “Underwriter”), and The Guardian Insurance & Annuity Company, Inc. (the “Company”).

All capitalized terms used herein and not otherwise defined shall have the meaning ascribed to such term in the Agreement.

1.	For purposes of this Schedule D, the terms Summary Prospectus and Statutory Prospectus shall have the same meaning as set forth in Rule 498.

2.

The Fund shall provide the Company with copies of the Summary Prospectuses and any supplements thereto in the same manner and at the same times as the Agreement requires that the Fund provide the Company with Statutory Prospectuses.

3.

The Fund and the UnderNriter each represents and warrants that the Summary Prospectuses and the web site hosting of such Summary Prospectuses will comply with the requirements of Rule 498 applicable to the Fund and its Series. The Fund further represents and warrants that it has appropriate policies and procedures in place to ensure that such web site continuously complies with Rule 498.

4.

The Fund and the Underwriter each agrees that the URL indicated on each Summary Prospectus will lead Contract owners directly to the web page used for hosting Summary Prospectuses and that such web page will host the current Fund documents required to be posted in compliance with Rule 498. The Fund shall immediately notify the Company of any unexpected extended interruptions in availability of this web page.

5.

The Fund and the Underwriter represent and warrant that they will be responsible for compliance with the provisions of Rule 498(f)(l) involving Contract owner requests for additional Fund documents made directly to the Fund or the Underwriter, or one of their affiliates. The Fund and the Underwriter further represent and warrant that any information obtained about Contract owners pursuant to this provision will be used solely for the purposes of responding to requests for additional Fund documents.

6.	The Company represents and warrants that it will respond to requests for additional Fund documents made by Contract owners directly to the Company or one of its affiliates.

7.	The Company represents and warrants that any bundling of Summary Prospectuses and Statutory Prospectuses will be done in compliance with Rule 498.

8.

At the Company’s request, the Underwriter and the Fund will provide the Company with URLs to the current Fund documents for use with the Company’s electronic delivery of Fund documents or on the Company’s website. The Underwriter and the Fund will be responsible for ensuring the integrity of the URLs and for maintaining the Fund’s current documents on the site to which such URLs originally navigate to.

PH02N13795 1	-28-	10/96

9.

If the Fund determines that it will end its use of the Summary Prospectus delivery option, the Fund will provide the Company with at least 60 days’ advance notice of its intent so that the Company can arrange to deliver a Statutory Prospectus in place of a Summary Prospectus. In order to comply with Rule 498(e)(I), the Fund shall continue to maintain its website in compliance with the requirements of this Agreement and Rule 498 for a minimum of 90 days after the termination of any such notice period.

10.	The parties agree that all other provisions of the Participation Agreement, including the indemnification provisions and Schedule C, will apply to the terms of this Schedule D as applicable.

PH02.AJ13795 1	-29-	10/96

AMENDMENT TO PARTICIPATION AGREEMENT

Regarding

RULES 30e-3 and 498A

The Guardian Insurance & Annuity Company, Inc. (the “Company”), Rydex Variable Trust (the “Fund”), a Delaware statutory trust, and Guggenheim Funds Distributors, LLC (the “Underwriter’’, formerly known as Guggenheim Distributors, LLC), a Delaware limited liability company, entered into a certain participation agreement dated June 13, 2013 (the “Participation Agreement”), as may be amended. This Amendment (the “Amendment”) to the Participation Agreement is entered into as of February 24, 2021, by and among the Company, on its own behalf and on behalf of each separate account of the Company as set forth in the Participation Agreement, as may be amended from time to time (individually and collectively the “Accounts”), the Fund and the Underwriter (collectively, the “Parties”). Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Agreement.

RECITALS

WHEREAS, pursuant to the Participation Agreement among the Parties, the Company invests in shares of certain of the portfolios of the Fund (the “Portfolios”) as a funding vehicle for the Accounts that issue variable annuity and/or life insurance contracts (the “Variable Contracts”) to persons that are registered owners of such Variable Contracts on the books and records of the Company (the “Contract Owners”);

WHEREAS, the name of the Distributor changed from Guggenheim Distributors, LLC to Guggenheim Funds Distributors, LLC;

WHEREAS, the Accounts are registered as unit investment trusts under the Investment Company Act of 1940, as amended (the “1940 Act”);

WHEREAS, the Company, on behalf of the Accounts, has certain obligations pursuant to Rule 30e-2 under the 1940 Act to transmit Fund shareholder reports to Contract Owners, which obligations may be satisfied by compliance with Rule 30e-3 under the 1940 Act (‘‘Rule 30e-3”);

WHEREAS, the Company intends to comply with the requirements, terms and conditions of Rule 30e-3 in order to satisfy its obligation to transmit Portfolio shareholder reports to Contract Owners, including hosting the website of certain fund materials in conformity with applicable provisions of Rule 30e-3; and

WHEREAS, Section 5(b )(2) of the Securities Act of 1933, as amended (the “1933 Act”) may require that a Statutory Prospectus ( as defined in Rule 498A under the 1933 Act; “Rule 498A”) for the Portfolios be delivered to Contract Owners under certain circumstances;

WHEREAS, the Parties intend to meet any such Portfolio Statutory Prospectus delivery requirement by relying on (and complying with the requirements, terms and conditions of) paragraph (j) of Rule 498A for “on-line” delivery; and

WHEREAS, paragraph (j) of Rule 498A requires, inter alia, that some of the Fund Documents (defined below) be posted and maintained on a website specified on the cover page of the Summary Prospectus for the Variable Contracts, and the Company intends to host said website in conformity with applicable provisions of Rule 498A; and

WHEREAS, the Company cannot host such website in compliance with Rules 30e-3 and 498A unless the Fund prepares and provides the Fund Documents that are specified in Rules 30e-3 and 498A;

NOW, THEREFORE, in consideration of the mutual covenants herein contained, which consideration is full and complete, the Parties hereby agree to supplement and amend the Participation Agreement as follows:

1.	Provision of Fund Documents; Website Posting.

(a). Fund Documents. The Fund and Underwriter are responsible for preparing and providing the following “Fund Documents,” as specified in paragraph (b)(1) of Rule 30e-3 and paragraph (j)(1)(iii) of Rule 498A:

(i)	Summary Prospectus for the Portfolios;

(ii)	Statutory Prospectus for the Portfolios;

(iii)	Statement of Additional Information (“SAI”) for the Portfolios; and

(iv)

Most Recent Annual and Semi-Annual Reports to Shareholders (under Rule 30e-1 under the 1940 Act) for the Portfolios (together, the “Shareholder Reports”) (referred to in Rule 30e-3 as the “Current” and “Prior” Report to Shareholders).

(v)	Complete Portfolio Holdings From Shareholder Reports Containing a Summary Schedule of Investments; if required by Rule 30e-3; and

(vi)	Portfolio Holdings For Most Recent First and Third Fiscal Quarters (together with the complete portfolio holdings specified in (v) above, the “Portfolio Holdings”).

(b). Deadline for Providing, and Currentness of, Fund Documents.

(i). The Fund and the Underwriter shall provide or make available the Summary_ Prospectus, Statutory Prospectus, and SAJ for the Portfolios to the Company (or its designee) on a timely basis (to facilitate the required website posting) and provide updated versions as necessary.

(ii). The Fund and the Underwriter shall provide or make available the Shareholder Reports and Portfolio Holdings on a timely basis (to facilitate the required website posting) but no later than that the date on which the Shareholder Reports and Portfolio Holdings are required to be posted by Rule 30e-3.

(c). Format of Fund Documents. The Fund and the Underwriter shall provide or make available the Fund Documents to the Company (or its designee) in an electronic format that is suitable for website posting, and in a format, or formats, that:

(i) are both human-readable and capable of being printed on paper in human- readable format (in accordance with paragraph (b)(3) of Rule 30e-3 and paragraph (h)(2)(i) of Rule 498A); and

(ii) permit persons accessing the Statutory Prospectus and SAI to move directly back and forth between each section heading in a table of contents of such document and the section of the document referenced in that section heading (that is, these documents must include linking, in accordance with paragraph (h)(2)(ii) of Rule 498A); and

(iii) permit persons accessing the Fund Documents to permanently retain, free of charge, an electronic version of such materials that meet the requirements of subparagraphs (h)(2)(i) and (ii) of Rule 498A (in accordance with paragraph (h)(3) of Rule 498A).

(d). Website Hosting. The Company shall host and maintain the website specified in Rule 30e-3 and Rule 498A, so that the Fund Documents are publicly accessible, free of charge, at that website, in accordance with the conditions set forth in that paragraph, provided that the Fund and Underwriter fulfill their obligations under this Amendment. The Company shall comply with the terms, conditions and requirements of Rule 30e-3 and Rule 498A.

(e). Use of Summary Prospectuses.

(i). The Company shall ensure that an Initial Summary Prospectus is in use for each currently offered Variable Contract described under the related registration statement, in accordance with paragraph (j)(1)(i) of Rule 498A.

(ii). The Fund and Underwriter shall ensure that a summary prospectus is used for the Portfolios, in accordance with paragraph (j)(1)(ii) of Rule 498A.

(iii). Notwithstanding the above, the Company is not required to file an Initial Summary Prospectus, Update Summary Prospectus or Notice Document and has up to May 1, 2022 to be in full compliance with Rule 498A.

(f). Website Hosting and Notice Fee (Expense Allocation).

The Company shall bear the cost of (i) posting and maintaining the Fund Documents on the website hosted by the Company and (ii) preparing and mailing notices as required by paragraph (c) of Rule 30e-3 of the availability of certain Fund Documents to Contract Owners.

Provision of Fund Documents for Paper Delivery. The Fund and the Underwriter shall:

(a). At the Company’s expense, as the Company may reasonably request from time to time, provide the Company with sufficient paper copies of the then current Fund Documents, so that the Company may maintain a supply of such current paper documents sufficient in its reasonable judgment to meet anticipated requests from Contract Owners (see paragraphs (e) and (f) of Rule 30e-3 and paragraphs (i)(l) and (j)(3) of Rule 498A). Such Company requests shall be fulfilled reasonably promptly, but in no event more than 7 business days after the request from the Company is received by the Underwriter.

(b). Alternatively, if requested by the Company in lieu thereof, the Underwriter or its designee shall provide such electronic or other documentation (including “camera ready” copies of the current Fund Documents as set in type, or at the request of the Company, a diskette in a form suitable to be sent to a financial printer), and such other assistance as is reasonably necessary to have the then current Portfolio Documents printed for distribution; the reasonable costs of providing the electronic documentation and of such printing to be borne by the Company.

4.

Portfolio Expense and Performance Data. The Fund shall provide such data regarding each Portfolio’s expense ratios and investment performance as the Company shall reasonably request, to facilitate the registration and sale of the Variable Contracts. Without limiting the generality of the forgoing, the Fund shall provide the following Portfolio expense and performance data on a timely basis to facilitate the Company’s preparation of its annually updated registration statement for the Variable Contracts (and as otherwise reasonably requested by the Company), but in no event later than 75 calendar days after the close of each Portfolio’s fiscal year:

(a). the gross “Annual Portfolio Company Expenses” for each Portfolio calculated in accordance with Item 3 of Form N-1A, before any expense reimbursements or fee waiver arrangements (and in accordance with (i) Instruction 16 to Item 4 of Form N-4, and (ii) Instruction 4(a) to Item 4 of Form N-6) ; and

(b). the net “Annual Portfolio Company Expenses” (aka “Total Annual Fund Operating Expenses”) for each Portfolio calculated in accordance with Item 3 of Form N-1A, that include any expense reimbursements or fee waiver arrangements (and in accordance with (i) Instruction 17 to Item 4 of Form N-4, and (ii) Instruction 4 to Item 17 of Form N-4,and (iii) Instruction 4(b) to Item 4 of Form N-6, and (iv) Instruction 4 to Item 18 of Form N-6), and the period for which the expense reimbursements or fee waiver arrangement is expected to continue and whether it can be terminated by the Portfolio (or Fund); and

(c). the “Average Annual Total Returns” for each Portfolio (before taxes) as calculated pursuant to Item 4(b)(2)(iii) of Form N-1A (for the 1, 5, and 10 year periods, and in accordance with (i) Instruction 7 to Item 17 of Form N-4, and (ii) Instruction 7 to Item 18 of Form N-6).

5.	Construction of this Amendment; Participation Agreement.

(a). This Amendment shall be interpreted to be consistent with, and to facilitate compliance with and reliance on, Rule 30e-3 under the 1940 Act and Rule 498A (including paragraph (j) thereof) under the 1933 Act and any interpretations of those Rules by the Securities and Exchange Commission, its staff, courts, or other appropriate legal authorities.

(b). To the extent the terms of this Amendment conflict with the terms of the Participation Agreement, the terms of this Amendment shall control; otherwise, and except as otherwise specifically set forth in this Amendment, the terms of the Participation Agreement shall continue to apply, and shall apply to the duties, responsibilities, rights and obligations of the Parties under and pursuant to this Amendment.

6.	Termination. This Amendment shall terminate upon the earlier of:

(a).	termination of the Participation Agreement; or

(b).	60 days written notice from any Party to the other Parties.

7.

Counterparts and Delivery. This Amendment may be executed in two or more counterparts, each of which shall be an original and all of which together shall constitute one instrument. A signed copy of this Amendment delivered by facsimile or by emailing a copy in .pdf form shall be treated as an original and shall bind all Parties just as would the exchange of originally signed copies.

IN WITNESS WHEREOF, the undersigned have caused this Amendment to be executed as of the date first above written.

The Guardian Insurance & Annuity Company, Inc.

/s/ N. Ethirveerasingam
Name: N. Ethirveerasingam
Title: 2nd Vice President
Date: 2-24-2021

Rydex Variable Trust

/s/Amy Lee
Name: Amy Lee
Title: General Counsel
Date: 2/24/2021

Guggenheim Distributors, LLC

/s/Amy Lee
Name: Amy Lee
Title: General Counsel
Date: 2/24/2021